CONFIDENTIAL

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into as of January 3, 2012 (the "Effective Date"), by and between Webxu, Inc. a Delaware corporation, and its subsidiary Bonus Interactive, Inc., a Delaware corporation (collectively referred to hereafter as “Webxu”), on the one hand, and Kirkcaldy Group, LLC (“Kirkcaldy”), a Nevada limited liability company, on the other hand.

WHEREAS, the parties entered into a Consulting Agreement dated as of April 15, 2011 and have had various other business dealings related to Bonus Interactive between themselves (collectively referred to as the “Contract”), and

WHEREAS, certain disputes and differences have existed between the parties with respect to performance under the Contract, and

WHEREAS the parties to this Agreement wish to finally resolve and settle any and all disputes and differences between and among them.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.         Consideration

a.        Payments.

1.        Services: As set forth in the payment schedule below, Webxu shall pay to Kirkcaldy the net reconciled balance of all sums due and owing to Kirkcaldy for the services provided by Kirkcaldy for the past four (4) months, which sum is $81,482.30. Payment of the aforementioned sum shall be made by Webxu as follows: $20,000 shall be due and payable no later than January 9, 2012; thereafter $20,000 shall be paid each month on the 15th day of the month starting with February 15, 2012 until the sum is paid in full. All payments shall be made via wire transfer.

2.        Settlement: In addition to the sums set forth in subsection 1(a)(1) above, Webxu shall also pay to Kirkcaldy the additional sum of One Hundred Thousand Dollars ($100,000.00). This additional sum shall be as follows: $20,000 shall be due and payable no later than May 15, 2012;thereafter $20,000 shall be paid each month on the 15th day of the month starting with June 15, 2012 until the sum is paid in full. Webxu shall have the right but not the obligation to prepay any sums due under this Subsection 1(a) in advance without any penalty or charge. All payments shall be made via wire transfer.

b.         Issuance of Stock. Within seven days (7) of execution of this Agreement by all parties, Webxu shall issue to Kirkcaldy a stock certificate for four hundred thousand (400,000) restricted shares of common stock of Webxu which shares shall be subject to a lock-up agreement. Prior to delivery of the certificate for such shares, Kirkcaldy shall deliver to Webxu an executed lock-up agreement amendment in the form attached hereto as Exhibit A.

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c.        Termination of the Contract. Coincident with the execution of this Agreement, the Contract shall be terminated in its entirety, and there shall be no further obligations of Webxu to Kirkcaldy as to the Contract except as set forth in this Agreement. The execution of this Agreement by all parties terminates any and all prior obligations of any kind or nature of Webxu to Kirkcaldy, whether written or verbal, except any separate obligations of Webxu to Kirkcaldy in its capacity as a stockholder (including any stock transfer and registration obligations) or any obligations of Kirkcaldy to Webxu under the lock-up agreement.

2.        Confidentiality. Each party shall forever refrain from any disclosure of any information whatsoever to any third person or entity concerning the terms of this Agreement, or other confidential or proprietary information of the other party, without the prior written permission of the other party, with the exception of disclosures on a need-to-know basis to any party’s tax preparer, accountants, financial advisors, attorneys, or as required by law.

3.         Accredited Investor. Kirkcaldy represents and warrants:

a.        Kirkcaldy has such knowledge and experience in financial and business matters that Kirkcaldy is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Units as an investment for Subscriber;

b.        Kirkcaldy is an Accredited Investor; “Accredited Investor” means:

1.        an individual who has a net worth (either individually or jointly with spouse) in excess of $1,000,000 (not including my principal residence); or an individual who had an individual income (NOT including joint income with spouse) in excess of $200,000 in each of the two most recent tax years and reasonably expects individual income in excess of $200,000 during the current tax year; or an individual who had an income (including joint income with spouse) in excess of $300,000 in each of the two most recent tax years and reasonably expects individual income in excess of $300,000 during the current tax year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code; or

2.        an entity which is one of the following:(a) A bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity; (b) An insurance company, as defined in Section 2(13) of the Securities Act; (c) An investment company registered under the Investment Company Act of 1940; (d) A business development company, as defined in Section 2(a)(48) of the Investment Company Act of 1940; (e) A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (f) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and the investment is made by Subscriber as a plan fiduciary, as defined in Section 3(21) of such Act, and Subscriber is a bank, insurance company or a registered investment advisor, or has total assets in excess of $5 million; (g) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; (h) An organization described in Section 501 (c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Units, with total assets in excess of $5 million; (i) An irrevocable trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Units, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; (j) A revocable trust that is revocable by its grantors, each of whose grantors is an accredited investor, qualifies as an accredited investor for the purposes of the subscription (each grantor should complete the individual accredited information questionnaire, and describe the fact that they are grantors of the trust on such individual questionnaire below); or (k) An entity in which all of the equity owners are Accredited Investors.

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c.        Kirkcaldy is acquiring the shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require its sale or distribution of the shares. No one other than Kirkcaldy has any beneficial interest in said securities;

d.        Kirkcaldy has received no representations or warranties from Webxu, or its affiliates, employees, or agents regarding the shares or suitability of an investment in the shares or Webxu other than those set forth in this Agreement. Kirkcaldy recognizes that Webxu will need additional capital but has no assurance of obtaining such additional necessary capital;

e.        Kirkcaldy is able to bear the economic risk of the investment in the shares, and Kirkcaldy has sufficient net worth to sustain a loss of Kirkcaldy’s entire investment in Webxu without economic hardship if such a loss should occur;

f.        Kirkcaldy has had an opportunity to inspect relevant documents relating to the organization and operations of Webxu. Kirkcaldy acknowledges that all documents, records, and books pertaining to this investment that Kirkcaldy has requested have been made available for inspection by Kirkcaldy and Kirkcaldy’s attorney, accountant, or other adviser(s);

g.        Kirkcaldy has had an opportunity to ask questions of and receive satisfactory answers from Webxu, or any person or persons acting on behalf of Webxu, concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of Kirkcaldy. Webxu has not supplied Kirkcaldy any information other than as contained in this Agreement, and Kirkcaldy is relying on its own investigation and evaluation of Webxu and the shares in making an investment hereunder and not on any other information;

h.        Kirkcaldy has not become aware of and has not been offered the shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices, or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Kirkcaldy’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

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4.        Release and Discharge . Except as otherwise expressly set forth in this Agreement, each party, on behalf of itself and its past, present and future subsidiaries, affiliates, parents, subsidiaries, officers, directors, trustees, managing agents, employees, members, managers, predecessors and successor organizations, hereby releases and forever discharges the other, and any and all of its past, present and future parents, subsidiaries, officers, directors, trustees, managing agents, employees, members, managers, predecessors and successor organizations (collectively, the “Released Parties”), of and from any and all claims, demands, causes of action, litigation costs, attorneys’ fees, obligations, damages and liabilities, whether or not known, suspected or claimed, which such party ever had, now has or may hereafter claim to have had as of or prior to the date of this Agreement, against the other with respect to the Contract. Notwithstanding the foregoing, the release in this Section does not apply to any default or claimarising out of this Agreement. The claims released in this Section are referred to collectively as the "Released Claims."

5.        Civil Code Section 1542. Each party expressly waives any right or benefit available to it in any capacity under the provisions of Section 1542 of the Civil Code of California which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

6.        Covenant Not To Sue. Each party covenants and agrees that it will never, individually or with any entity or person or in any way, commence, aid in any way (except as required by due legal process), prosecute or cause or permit to be commenced or prosecuted against any of the Released Parties any action or other proceeding based upon any Released Claim. This Agreement shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement or prosecution of any action or proceeding contrary to this Agreement.

7.        No Third Party Claims. Each party represents and covenants that it has no knowledge of any person other than the parties to this Agreement that had or has any claims to or interest in any of the Released Claims; and that it has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any Released Claim.

8.        Breach and Indemnification. If either party fails to carry out the terms of this Agreement, then that party shall indemnify and reimburse the other party for all losses, expenses, costs and charges incurred by such other party, including, but not limited to, such other indemnified party’s attorneys' fees, costs and all other expenses incurred in enforcing this Agreement. It is further agreed that this Agreement shall be deemed breached and a cause of action accrued thereon immediately upon the commencement of any action contrary to this Agreement, and in any such action this Agreement may be pleaded by the non-breaching party, both as a defense and as a counter-claim or cross-claim in such action.

9.        Arbitration. The parties will attempt to settle any controversy or claim arising out of or relating to this Agreement, or the breach thereof, through friendly consultation between the parties. If within thirty (30) days from the initial receipt by the allegedly offending party of written notice of the controversy, claim or breach (the "Consultation Period") settlement cannot be reached, the controversy or claim will be settled by binding arbitration conducted before a single arbitrator selected in accordance with the procedures of the American Arbitration Association. The arbitration will be conducted in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Except as set forth elsewhere, each party will bear its own costs and expenses, including fees and expenses of counsel, associated with the arbitration, with the cost of the arbitrator to be split equally. The arbitrator will not be empowered to award punitive damages except for willful misconduct. All arbitrations shall be conducted in Los Angeles County, California.

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10.        Costs and Expenses. If either party should bring any action or arbitration to resolve any claim arising out of or related to this Agreement, the prevailing party in such action shall be entitled to receive from the non-prevailing party all of its costs and expenses incurred in such action (including, without limitation, reasonable attorneys’ fees).

11.        No Admissions or Concessions. The parties acknowledge that the consideration provided for in this Agreement is solely for the purpose of preventing litigation based upon the claims raised by the parties, and without admission or concession by any party of any violation of any law or liability on account of any of the claims or any matters of alleged breach of duty imposed by law. Each Party will bear its own costs and attorneys’ fees incurred in connection with this dispute.

12.        Entire Agreement. Each party warrants that no promise, inducement or agreement not expressed in this Agreement has been made in connection with this Agreement, and that this Agreement constitutes the entire agreement between them. Each party acknowledges and agrees that it has entered into this Agreement freely and voluntarily and that each party has been advised by counsel of its own choosing. This Agreement may be amended only by a subsequent writing signed by both parties to this Agreement.

13.         Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect and the parties shall negotiate in good faith to replace the unenforceable provision with a provision that has the effect nearest to that of the provision being severed.

14.        Interpretation. This Agreement has been negotiated by the parties and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party either as drafter or otherwise.

15.        Waiver. A waiver of any provision, breach or default of this Agreement shall only be effective if it is pursuant to a writing signed by both parties. Any waiver by either party of any default or breach hereunder shall not constitute a waiver of any provision of this Agreement or of any subsequent default or breach of the same or a different kind.

16.        Successors. This Agreement shall be binding on and shall inure to the benefit of each party's respective successors, assigns, directors, officers, trustees, shareholders, members, managers and employees.

17.        Controlling Law; Jurisdiction and Venue. The rights and obligations of the parties under this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to its conflicts of laws rules. The parties hereby submit and consent to the exclusive jurisdiction of any state or federal court located within Los Angeles County in the State of California and irrevocably agree that all actions or proceedings relating to this Agreement shall be litigated in such courts and each of the parties waives any objection which it may have to the conduct of any such action or proceeding in such court.

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18.        Counterparts. Either the original or copies, including facsimile transmissions, of this Agreement, may be executed in counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, by the duly authorized representatives, have executed this Agreement as of the date first set forth above.

WEBXU, INC.

By:	/s/ Matt Hill
Name: Matt Hill
Its: CEO
Date: January 3, 2012

BONUS INTERACTIVE, INC.

By:	/s/ Matt Hill
Name: Matt Hill
Its: CEO
Date: January 3, 2012

KIRKCALDY GROUP, LLC

By:	/s/ Somephone Soukhaseum
Name: Somephone Soukhaseum
Its: Manager
Date: January 3, 2012

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EXHIBIT A

AMENDMENT TO LOCK-UP/LEAK-OUT AGREEMENT

THIS AMENDMENT TO THE LOCK-UP/LEAK-OUT AGREEMENT dated as of April 16, 2011(the “Agreement”) is made and entered into as of the ___ day of January 2012, by and among Webxu, Inc., a Delaware corporation (the “Company”), and the undersigned owner of the shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), set forth opposite the undersigned’s name on the signature page of this Agreement.

RECITALS:

WHEREAS, the Company and the undersigned, are parties to that certain Settlement Agreement dated on or about January 3rd, 2012 (the “Settlement Agreement”), a copy of which is annexed hereto and incorporated herein by this reference, pursuant to which (concurrently with the execution of this Agreement) the undersigned received the shares of Common Stock from the Company; and

WHEREAS, as contemplated and required by the Settlement Agreement, the undersigned desires to enter into this Agreement and restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of all shares of Common Stock contemplated as being issued under the Settlement Agreement, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.        The terms and restrictions of Agreement shall cover and be applicable to the following groups of shares: 1.3 million shares of Common Stock issued by the Company on or about April 16, 2011, 50,000 shares of Common Stock issued by the Company on or about May 2, 2011 and 400,000 shares of Common Stock issued by the Company on or about January 3rd, 2012. For all purposes of the Agreement, the anniversary dates for each group of shares shall run from the date such shares were issued.

2.        Paragraph 4 is deleted in its entirety and the following new paragraph 4 is substituted therefor:

“4.        The final lock-up date for any group of shares issued to the Stockholder shall be two (2) years from the date such shares were issued. For example, the final lock-up date for shares issued on April 16, 2011 shall be April 15, 2013, whereas the final lock-up date for shares issued pursuant to the Settlement Agreement shall be January 3rd, 2014.”

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        Unless otherwise defined in this Amendment, the capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement, as the case may be. This Amendment shall prevail and control with respect to any inconsistency between the interpretation and provisions of this Amendment and the interpretation of the Agreement. No modification, amendment or waiver of any provisions of this Amendment shall be binding unless in writing and signed by an authorized representative of each party. This Amendment and the Agreement are the entire understanding with respect to the subject matter thereof and supersede any prior or contemporaneous agreements, proposals, warranties or representations. Except as expressly amended, supplemented or modified in this Amendment, all other provisions of the Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

THE COMPANY	Webxu, Inc.

By
Name:
Its: Chief Financial Officer

THE STOCKHOLDER:	Kirkcaldy Group, LLC

By:
Name: Somphone Soukhaseum
Address: 1017 El Camino Real #218
Redwood City, CA 94063